Exhibit (j)
Consent of independent public accountants

Exhibit (j)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of FBR American Gas Index Fund, Inc and to the use of our report dated April 18, 2003 on the financial statements and financial highlights of FBR American Gas Index Fund, Inc.  Such financial statements and financial highlights appear in the March 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
July 29, 2003